Healthcare Investor Relations | Corporate Communications | Clinical Trial Patient Recruitment

Marizyme, Inc. Appoints Dr. Neil J. Campbell, as CEO, President and

Member of Board of Directors

Veteran Life Sciences Executive and Investor Brings 35+ Years’ Experience

Jupiter, FL – November 5, 2020 – Marizyme, Inc. (OTCQB:MRZM), a publicly traded global biotechnology company developing products to reduce the burden of ischemia-reperfusion injury in tissue grafting, organ transplant, and other surgical indications, announced today that it has appointed veteran life sciences executive and investor Dr. Neil J. Campbell, as CEO and President and a member of its Board of Directors.

Dr. Campbell has more than 35 years of successful experience with public and private companies in the life sciences, medical, health tech, nanotechnology, artificial intelligence, and high-performance computing technologies, including with IGEN International (now Roche), Celera Genomics, and Abbott Laboratories. He also has prior institutional investment experience as a partner in venture capital and operating partner and industry advisor in private equity.

James Sapirstein, Marizyme’s Executive Chairman, who also served as Interim CEO, commented, “Neil is a strong leader who will take Marizyme to the next level by advancing the company’s clinical programs and develop strategies and execution to unlock shareholder value. His extensive executive experience in the life sciences and medical industries, as well as his investment background, will guide Marizyme as the company grows its life science assets and seeks to elevate its financial position.”

“I am very excited to join the Marizyme team,” said Dr. Campbell. “Marizyme has great potential in the pipeline of products in development and the early success of products like DuraGraft®®, which has been shown to reduce graft failure in bypass surgery and significantly reduce major adverse cardiac events such as repeat revascularization and myocardial infarction.”

Dr. Campbell currently serves as Chairman of Mosaigen®, a commercial development company, and RespaRx™, a medical device company. Previously, Dr. Campbell served as Chairman, CEO, and founder of Celios®, a respiratory device company that was acquired by a private investment group. Prior to founding Celios, Dr. Campbell was Co-founder, President and CEO of Helomics, a personalized healthcare company focused on next-generation therapeutics and diagnostics.

Dr. Campbell has held senior executive positions at SuperNova Diagnostics, EntreMed Pharmaceuticals, Life Technologies, IGEN International (now Roche), Celera Genomics, and Abbott Laboratories. He has also held academic positions at Johns Hopkins University and Medical Institutes, Hong Kong University of Science and Tech, University of Liverpool (UK), University of Baltimore and Duquesne University in Pittsburgh, PA.

Dr. Campbell earned his B.S. from Norwich University; his M.A. and M.B.A. from Webster University; and his Doctorate from the University of Liverpool in the UK.

About Marizyme, Inc.

Marizyme is an integrated life sciences company dedicated to the acquisition, development and commercialization of therapies that minimize mortality and costs in the acute care space. The Company's flagship product, DuraGraft®, is an intra-operative vascular graft storage solution that inhibits endothelial damage, leading to improved clinical outcomes by reducing the incidence of complications associated with vein graft failure in bypass surgery. DuraGraft enhances coronary artery bypass grafting (CABG) surgical outcomes by significantly reducing major adverse cardiac events such as repeat revascularization and myocardial infarction. DuraGraft is approved for use in the EU and several Asian countries but is not yet approved for use in the U.S. Marizyme is also focused on the development and marketing of products based on its clinically tested and previously patented protease-based therapeutic Krillase® platform. Krillase is not approved for use in the U.S. For more information about Marizyme, visit www.marizyme.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including those relating to the Marizyme's product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. The Company has made every reasonable effort to ensure the information and assumptions on which these statements are based are current, reasonable, and complete. However, a variety of factors, many of which are beyond the Company's control, affect the Company's operations, performance, business strategy and results and there can be no assurances that the Company's actual results will not differ materially from those indicated herein. Additional written and oral forward-looking statements may be made by the Company from time to time. Forward-looking statements may be identified using forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, including those risks set forth in the Company's risk factor disclosure in the reports that Marizyme files with the Securities and Exchange Commission (SEC File No. 000-53223), uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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